                                                                    Exhibit 16.2


May 25, 2000



Securities and Exchange Commission
Washington, D.C.  20549


Re:      UNITED DIAGNOSTIC, INC.
         FILE NO. 0-11772


Dear Sir or Madam:


We have read Item 8 of the December 31, 1999 Form 10-KSB of United Diagnostic, Inc., and agree with the statements contained therein regarding our firm.


Very truly yours,



/s/ Grant Thornton LLP